Exhibit 10.Z

HUBBELL INCORPORATED

INCENTIVE COMPENSATION PLAN

Adopted, Effective January 1, 2002

HUBBELL INCORPORATED
INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

1.1 The purpose of this Incentive Compensation Plan (the “Plan”) is to provide incentive compensation to executive and administrative employees of Hubbell Incorporated (the “Company”) and its subsidiaries who have contributed effectively to the success of the Company by their ability, industry, loyalty or exceptional services and to encourage continuance of their services with the Company by a form of recognition of their efforts in contributing significantly to the success and growth of the Company in the preceding fiscal year.

1.2 The persons eligible to participate in the Plan shall be those employees who are primarily responsible in an administrative or executive capacity for the direction of the functions and operations of the divisions and departments within the Company or a subsidiary of the Company.

ARTICLE II

ADMINISTRATION

2.1 The Board of Directors shall appoint in each year from among their number at least three directors, none of whom shall be an employee of the Company, to be known as the Compensation Committee (the “Committee”), to serve at the pleasure of the Board. Vacancies in the Committee shall be filled by the Board.

2.2 The Committee shall administer the Plan under such rules, regulations and criteria as it shall prescribe. It shall designate a member thereof as secretary to keep minutes and records of its proceedings. It shall report its doings to the Board of Directors. Its decisions in the administration and interpretation of the Plan shall be final as to all interested parties and shall be and constitute acts of the Company.

2.3 The Committee shall from time to time designate the employees eligible for participation in the Plan. The persons so designated by the Committee are hereinafter called “participants.” In making such designations the Committee shall give consideration to the recommendations and criticisms of the executive officers of the Company.

2.4 The Committee shall, in writing, determine the performance goal or performance goals applicable to each participant for the plan year based on one or more quantitative and/or qualitative performance measures. The Committee will also determine the payout schedule detailing the total amount which may be available to each participant as an annual award based upon the relative level of attainment of the performance goal or performance goals. Annual awards shall be made from the general funds of the Company. No special or separate fund (including the “incentive compensation fund” described below) shall be established or other segregation of assets made to assure payment. No participant or other person shall have under any circumstances any interest in any particular property assets of the Company.

ARTICLE III

METHOD OF MAKING
INCENTIVE PAYMENTS; INCENTIVE COMPENSATION FUND

3.1 Incentive payments awarded under the Plan shall be paid in cash. The amount of any incentive payment to be made to a participant in cash shall be paid as soon as practicable (but not later than six months) after the close of the fiscal year for which such incentive payment is awarded.

3.2 The Company shall determine for each fiscal year the amount which is fifteen percent of the amount by which the consolidated net earnings of the Company and its subsidiaries exceeds ten percent of their invested capital and long-term debt at the beginning of each such fiscal year and shall designate such amount as the “incentive compensation fund.”

ARTICLE IV

GENERAL PROVISIONS

4.1 Neither the establishment of the Plan nor the selection of any employee as a participant shall give any such participant any right to be retained in the employ of the Company or an subsidiary of the Company, or any right whatsoever under the Plan other than to receive incentive payments awarded by the Committee.

4.2 The place of administration of the Plan shall be conclusively deemed to be within the State of Connecticut, and the validity, construction, interpretation and effect of the Plan, its rules and regulations and the rights of any and all participants having or claiming to have an interest therein or thereunder shall be governed by and determined conclusively and solely in accordance with the laws of the State of Connecticut, without regard to any conflicts of laws provisions.

4.3 No member of the Board of Directors or of the Committee shall be liable to any person in respect of the Plan for any act or omission of such member or of any other member or of any officer, agent or employee of the Company.

ARTICLE V

AMENDMENT, SUSPENSION
OR TERMINATION

5.1 The board of Directors of the Company may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan, provided that no such action shall affect the rights of any participant or the operation of the Plan with respect to any payment to which a participant may have become entitled, deferred or otherwise, prior to the effective date of such action.

ARTICLE VI

EFFECTIVE DATE OF THE PLAN

The Plan shall become effective on January 1, 2002.